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                                   Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-36233) pertaining to the 1984 Stock Option Plan of Craig Corporation of our report dated April 14, 1997, with respect to the consolidated financial statements of Craig Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year end December 31, 1996.


ERNST & YOUNG LLP



Los Angeles, California
April 21, 1997